UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 10, 2014

(Date of earliest event reported)

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its charter)

001-36388

(Commission

File Number)

PA	23-2391852
(State or other jurisdiction of incorporation)	(IRS Employer of Identification No.)

150 North Washington Avenue, Scranton, Pennsylvania	18503-1848
(Address of principal executive offices)	(Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2014 annual meeting of shareholders of Peoples Financial Services Corp. (the “Company”) was held on May 10, 2014. At the annual meeting, the shareholders of the Company voted to elect five directors to the Company’s board of directors, each to serve until the 2017 annual meeting of shareholders and until his or her successor has been selected and qualified; to approve, on an advisory basis, the compensation of the Company’s named executive officers; to approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers, and to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The names of each director elected at the annual meeting, as well as the number of votes cast for or withheld and the number of broker non-votes as to each director nominee, are as follows:

Name	For	Withheld	Broker Non-Votes
James G. Keisling	4,026,557	271,591	1,276,284
P. Frank Kozik	4,008,422	289,726	1,276,284
Ronald G. Kukuchka	4,018,595	279,553	1,276,284
Robert W. Naismith, Ph.D.	4,012,397	285,751	1,276,284
George H. Stover, Jr.	4,071,944	226,204	1,276,284

As to the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

For	Against	Abstain	Broker Non-Votes
3,940,397	188,221	169,530	1,276,284

As to the proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers, the number of votes cast for each of one year, two years, and three years, as well as the number of abstentions and broker non-votes, are as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
3,428,772	298,292	336,451	234,633	1,276,284

As to the vote to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

For	Against	Abstain	Broker Non-Votes
5,484,696	43,860	45,876	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/ Scott A. Seasock
Scott A. Seasock
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Date: May 13, 2014